Exhibit 10.23

CATALYST SUPPLY AGREEMENT

THIS CATALYST SUPPLY AGREEMENT (“Catalyst Agreement”) is made as of January 2, 2015 (the “Effective Date”) by and between PLASTIC2OIL, INC., a Nevada corporation with an address of 20 Iroquois Street, Niagara Falls, NY 14303 (“Supplier”), and ECONAVIGATION, LLC, a New York limited liability company with an address of 1600 Moseley Road, Suite 200, Victor, NY 14564 (“Customer”).

WHEREAS, Supplier and Customer desire that Supplier be Customer’s source for Supplier’s proprietary catalyst used in Customer’s deployment and utilization of technology licensed by Supplier to Customer pursuant to the terms of the Technology License and Referral Agreement dated as of the Effective Date (the “Technology Licensing Agreement”); and

WHEREAS, Supplier agrees to supply and Customer desires to obtain from Supplier the Goods (defined below) in accordance with the terms and conditions of this Catalyst Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. INCORPORATION BY REFERENCE.

This Catalyst Agreement is governed by the terms and conditions set out in the Technology License Agreement, and all such terms and conditions set out in the Technology Licensing Agreement are hereby incorporated by reference herein.

2. ITEMS FURNISHED.

2.1. Purchase and Sale. Subject to the terms and conditions of this Catalyst Agreement, Supplier agrees to sell, and Customer agrees to buy, exclusively from Supplier for a period commencing with the Effective Date and running for so long as the Technology License Agreement shall be effective (the “Term”), all Customer’s requirements of catalyst (the “Goods”) to be used only by the Customer and solely for processing plastic feedstocks using, when reasonably necessary, used oil, into fuel utilizing Processing Equipment (as defined in the Technology Licensing Agreement) purchased from Supplier pursuant to the Equipment Supply Contract (defined below) in connection with Customer’s use of the Licensed Technology (as defined in the Technology License Agreement). As used herein, “Equipment Supply Contract” means that certain Equipment Supply Contract dated the Effective Date between Supplier and Customer.

2.2. Quantity and Ordering Procedure. The quantity of catalyst to be provided at any time during the term of this Catalyst Agreement shall be determined in accordance with the following procedure:

(a) No later than thirty days prior to the first day of each calendar quarter during the Term, Customer shall deliver to Supplier a Forecast (as defined below) for the calendar quarter beginning with the first day of such calendar quarter. Forecasts are for informational purposes only and do not create any binding obligations on behalf of either party; provided, however, that Supplier shall not be required to manufacture and sell to Customer any quantity of Goods that is unreasonably disproportionate to any Forecast for the period covered by such Forecast. “Forecast” means, with respect to any calendar quarter, a good faith projection or estimate of Customer’s requirements for Goods during each month during the period, which approximates, as nearly as possible, based on information available at the time to Customer, the quantity of Goods that Customer may order for each such month.

(b) From time-to-time during the Term, Customer will provide Supplier with a purchase order for a quantity of Goods (an “Order”). P2O may accept any Purchase Order by confirming the order in writing.

(c) Customer will maintain in inventory a quantity of Goods sufficient to fulfill Customer’s reasonably-anticipated needs for 90 days.

3. PRICE AND PAYMENT.

3.1. Price. The price of the Goods to be delivered pursuant to an Order shall be computed at $0.50 per pound of catalyst (the “Base Price”), subject to adjustment as follows. Commencing with April 1, 2016 and continuing on the anniversary of such date throughout the Term, Supplier will notify Customer of the percentage change, if any, in the Consumer Price Index for “All Cities, All Urban Consumers” as published by the Bureau of Labor Statistics of the U.S. Department of Labor (the “Index”) as published for the month of December in the preceding calendar year from the Index published for December 2014. Such percentage change in the Index shall be applied to the Base Price for the Goods under this Catalyst Agreement and shall be in effect for the Goods from such April 1st date to March 31st of the following calendar year.

3.2. Payment. The Goods ordered pursuant to an Order shall be invoiced at the time of delivery of the Goods described in the Order and the Quote related thereto. Payment for any invoice shall be due within thirty (30) calendar days of the invoice.

3.3. Late Payment. If any invoice is not paid when due, interest will be added to and payable on all overdue amounts at 1.5% per month, or the maximum percentage allowed within applicable laws, whichever is less. Customer shall pay all costs of collection, including without limitation reasonable attorney fees.

3.4. Taxes. Customer agrees to pay all taxes of every description, federal, state and municipal, that arise as a result of this sale, excluding income taxes and franchise taxes.

4. PRODUCT STANDARDS. The Goods shall comply with the Supplier’s current specifications which may be improved by mutual consent of the parties.

5. DELIVERY.

5.1. Timing. Time is of the essence in the performance of this Catalyst Agreement. All sales of the Goods under this Catalyst Agreement shall be delivered FCA (Incoterms 2010) at Supplier’s facility located at 20 Iroquois Street, Niagara Falls, New York 14303, or such facility acceptable to Customer in Customer’s reasonable discretion (the “FCA Facility”) on or before that date which is thirty (30) calendar days after P2O’s acknowledgement of the Purchase Order for the same.

5.2. Title/Risk of Loss. Title to the Goods and the risk of loss thereto shall be transferred from Supplier to Customer upon delivery.

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6. WARRANTIES.

6.1. Supplier warrants that the Goods shall be free of substantive defects in material and workmanship.

6.2. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS CATALYST AGREEMENT, (A) NEITHER SUPPLIER NOR ANY PERSON ON SUPPLIER’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) CUSTOMER ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY SUPPLIER, OR ANY OTHER PERSON ON SUPPLIER’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 6.

6.3. Subject to Section 6.1 above, with respect to any such Goods, Supplier shall provide to Customer a replacement for the defective Goods (or the defective portion thereof, as applicable). THE REMEDIES SET FORTH IN THIS SECTION 6.3 SHALL BE THE CUSTOMER’S SOLE AND EXCLUSIVE REMEDY AND SUPPLIER’S ENTIRE LIABILITY FOR ANY BREACH OF THE LIMITED WARRANTY SET FORTH IN SECTION 6.1.

7. LIMITATIONS OF LIABILITY

7.1. NO LIABILITY FOR CONSEQUENTIAL OR INDIRECT DAMAGES. EXCEPT FOR OBLIGATIONS TO MAKE PAYMENT UNDER THIS CONTRACT, LIABILITY FOR BREACH OF CONFIDENTIALITY, OR LIABILITY FOR INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, INCLUDING ANY BREACH OF SECTION 10.1 BELOW, IN NO EVENT SHALL EITHER PARTY OR THEIR REPRESENTATIVES BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS CONTRACT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT THE OTHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

7.2. MAXIMUM LIABILITY FOR DAMAGES. EXCEPT FOR OBLIGATIONS TO MAKE PAYMENT UNDER THIS CONTRACT, LIABILITY FOR INDEMNIFICATION, LIABILITY FOR BREACH OF CONFIDENTIALITY, OR LIABILITY FOR INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EACH PARTY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS CONTRACT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE TOTAL OF THE AMOUNTS PAID AND AMOUNTS ACCRUED BUT NOT YET PAID TO SUPPLIER PURSUANT TO THIS CONTRACT IN THE ONE (1) YEAR PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

7.3. ASSUMPTION OF RISK. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CUSTOMER ASSUMES ALL RISK AND LIABILITY FOR THE RESULTS OBTAINED BY THE USE OF ANY GOODS IN THE PRACTICE OF ANY PROCESS, WHETHER IN TERMS OF OPERATING COSTS, GENERAL EFFECTIVENESS, SUCCESS OR FAILURE, AND REGARDLESS OF ANY ORAL OR WRITTEN STATEMENTS MADE BY SUPPLIER, BY WAY OF TECHNICAL ADVICE OR OTHERWISE, RELATED TO THE USE OF THE GOODS.

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8. INDEMNIFICATION; INSURANCE

8.1. Customer Indemnification. Subject to the terms and conditions of this Catalyst Agreement, Customer (as “Indemnifying Party”) shall indemnify, defend and hold harmless Supplier and its officers, directors, employees, agents, Affiliates, successors and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Catalyst Agreement and the cost of pursuing any insurance providers, incurred by Indemnified Party (collectively, “Losses”), arising out or resulting from any Claim of a third party alleging:

(a)	any grossly negligent or more culpable act or omission of Indemnifying Party or its Personnel (including any willful misconduct) in connection with the performance of its obligations under this Catalyst Agreement; or

(b)	any bodily injury, death of any Person or damage to real or tangible personal property caused by the willful or grossly negligent acts or omissions of Indemnifying Party or its Personnel; or

(c)	any failure by Indemnifying Party or its Personnel to comply with any applicable laws.

8.2. Insurance. During the Term, Customer shall, at its own expense, maintain and carry in full force and effect, commercial general liability (including product liability) with limits of at least $1,000,000 per single occurrence and in the aggregate, with financially sound and reputable insurers, and upon Supplier’s reasonable request, shall provide Supplier with a certificate of insurance evidencing the insurance coverage specified in this Section. Customer shall provide Supplier with thirty days’ advance written notice in the event of a cancellation or material change in such insurance policy.

9. TERMINATION

9.1. Supplier’s Right to Terminate. Supplier may terminate this Catalyst Agreement upon written notice to Customer:

9.1.1. If Customer fails to pay any amount due under this Catalyst Agreement on the due date for payment and remains in default not less than thirty (30) calendar days after Licensor’s written notice to make such payment, including the payment of interest in accordance with Section 3.3;

9.1.2. if Customer materially breaches any material provision of this Catalyst Agreement (other than through a failure to pay any amounts due under this Catalyst Agreement), and either the breach cannot be cured or, if the breach can be cured, it is not cured by Customer within thirty (30) calendar days after Customer’s receipt of written notice of such breach;

9.1.3. if Customer (i) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (ii) makes or seeks to make a general assignment for the benefit of its creditors, or (iii) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

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9.1.4. if Supplier terminates any other agreement between Supplier and Customer, due to Customer’s breach or non-performance thereof in accordance with and as provided under such agreement; or

9.1.5. pursuant to and in accordance with Section 23.3 hereof.

9.2. Customer’s Right to Terminate. Customer may terminate this Catalyst Agreement upon written notice to Supplier:

9.2.1. if Supplier materially breaches any material provision of this Catalyst Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by Supplier within thirty (30) calendar days after Supplier’s receipt of written notice of such breach;

9.2.2. if Supplier (i) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (ii) makes or seeks to make a general assignment for the benefit of its creditors, or (iii) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

9.2.3. if Customer terminates any other agreement between Supplier and Customer, due to Supplier’s breach or non-performance thereof in accordance with and as provided under such agreement; or

9.2.4. pursuant to and in accordance with Section 23.3 hereof.

9.3. Effect of Termination.

9.3.1. Upon the expiration or earlier termination of this Catalyst Agreement for reasons other than a default of Supplier hereunder, all indebtedness of Customer to Supplier under this Catalyst Agreement of any kind, shall become immediately due and payable to Supplier, without further notice to Customer.

9.3.2. [Intentionally Omitted]

9.3.3. Upon the expiration or earlier termination of this Catalyst Agreement, Customer shall promptly:

(i)	remove all references to Supplier in Customer’s letterheads, advertising literature and places of business, and shall not thereafter use any similar or deceptive name or trademark intending to give the impression that there is any relationship between Customer and Supplier;

(ii)	immediately cease using any and all Licensed Technology, trademarks, logos and copyrighted materials related to the Licensed Technology;

(iii)	return to Supplier or destroy all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on Supplier’s Confidential Information;

(iv)	permanently erase all of Supplier’s Confidential Information from its computer systems; and

(v)	certify in writing to Supplier that it has complied with the requirements of this clause.

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9.4. Survival. The rights and obligations of the parties set forth in any provision of this Catalyst Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Catalyst Agreement, shall survive any such termination or expiration.

10. INTELLECTUAL PROPERTY.

10.1. Trade Secrets. Notwithstanding anything to the contrary herein, all patents and other intellectual property rights in relation to Goods supplied by Supplier are and shall remain the sole and exclusive property of Supplier. Customer by purchasing the Goods acknowledges and agrees that the Goods embodies and/or utilizes Supplier’s valuable intellectual property, know-how and trade secrets, including, without limitation, confidential, proprietary information associated with the formula of the Goods (collectively, the “Trade Secret Information”). Customer hereby agrees, represents and warrants that it will not, nor will it aid, assist or permit any other person to: (i) tamper with the Goods, (ii) attempt to reverse engineer or derive the formula the Goods, or (iii) otherwise discover and/or utilize any of the Trade Secret Information. Customer further agrees, represents and warrants that it will not disclose, nor will it aid, assist or permit any other person to disclose, any information which it may learn or discover about the materials and methods of manufacturing, or the make-up of the Goods, including specifically the formula of the Goods. Customer furthermore agrees that Customer shall be liable to Supplier, for any and all actual and potential, direct and indirect, incidental and consequential damages, including, without limitation, lost profits, arising from or related to any violation of these provisions, as well as any and all equitable relief as a court may impose, to remedy any such violation. In addition, Customer agrees and binds itself to make no claim by means of possession to any right, title or interest either by means of patent application, trademark, trade secret or other proprietary right with regard to results derived from, or based upon, the Goods. Nothing in this Catalyst Agreement shall be construed as granting to Customer any license or grant of intellectual property rights, other than a right to use the Goods in accordance with the provisions of Section 2.1.

10.2. Ownership. Customer acknowledges and agrees that Supplier (or its licensors) will retain all intellectual property rights used to create, embodied in, used in and otherwise relating to the Goods and Customer shall not acquire any ownership interest in any of Supplier’s intellectual property rights under this Catalyst Agreement;

10.3. Prohibited Acts. Customer shall not: (a) take any action that may interfere with any of Supplier’s rights in or to Supplier’s Intellectual Property Rights, including Supplier’s ownership or exercise thereof; (b) challenge any right, title or interest of Supplier in or to Supplier’s Intellectual Property Rights; (c) make any claim or take any action adverse to Supplier’s ownership of Supplier’s Intellectual Property Rights; (d) register or apply for registrations, anywhere in the world, for Supplier’s trademarks or any other trademark that is similar to Supplier’s trademarks or that incorporates Supplier’s Trademarks; (e) use any mark, anywhere, that is confusingly similar to Supplier’s trademarks; or (f) engage in any action that tends to disparage, dilute the value of, or reflect negatively on the products purchased under this Catalyst Agreement (including Goods) or any Supplier trademark.

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11. CONFIDENTIALITY.

11.1. Scope of Confidential Information. From time to time during the Term, either party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Receiving Party”) information about its business affairs, goods and services, confidential information and materials comprising or relating to intellectual property rights, including without limitation, trade secrets, third-party confidential information, and other sensitive or proprietary information, as well as the terms of this Catalyst Agreement, whether orally or in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as “confidential” (collectively, “Confidential Information”). Confidential Information does not include information that, at the time of disclosure and as established by documentary evidence:

(i)	is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 11 by the Receiving Party or any of its Representatives;

(ii)	is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information;

(iii)	was known by or in the possession of the Receiving Party or its Representatives prior to being disclosed by or on behalf of the Disclosing Party;

(iv)	was or is independently developed by the Receiving Party without reference to or use of, in whole or in part, any of the Disclosing Party’s Confidential Information; or

(v)	is required to be disclosed pursuant to applicable law.

11.2. Protection of Confidential Information. The Receiving Party shall, for during the Term and extending five years from any expiration or termination of the Catalyst Agreement:

(i)	protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care;

(ii)	not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Catalyst Agreement; and

(iii)	not disclose any such Confidential Information to any Person, except to the Receiving Party’s Representatives who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Catalyst Agreement.

Notwithstanding the foregoing, any Confidential Information that constitutes a trade secret shall not be subject to such five (5) year term, but shall continue to be subject to the obligations of confidentiality and non-use set forth in this Catalyst Agreement for as long as such Confidential Information remains a trade secret under New York law (including New York’s version of the Uniform Trade Secrets Act if and when adopted).

11.3. The Receiving Party shall be responsible for any breach of this Section 11 caused by any of its Representatives. On the expiration or earlier termination of this Catalyst Agreement, the Receiving Party and its Representatives shall, pursuant to Section 9.3, promptly return all Confidential Information and copies thereof, or destroy and certify such destruction of all Confidential Information and copies thereof that it has received under this Catalyst Agreement.

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12. FORCE MAJEURE.

12.1. If performance of this Catalyst Agreement or any obligation under this Catalyst Agreement is prevented, restricted or interfered with by causes beyond either party’s reasonable control (“Force Majeure”), and if the party unable to carry out its obligations gives the other party prompt written notice of such event, then the obligations of the party invoking this provision shall be suspended to the extent necessary by such event. The term Force Majeure shall include, without limitation, acts of God, fire, explosion, vandalism, storm or other similar occurrence, orders or acts of military or civil authority, or by national emergencies, insurrections, riots or wars.

12.2. The excused party shall use reasonable efforts under the circumstances to avoid or remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or ceased. An act or omission shall be deemed within the reasonable control of a party if committed, omitted or caused by such party or its employees, officers, agents or affiliates.

13. NOTICES.

13.1. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with this Section:

Supplier’s Address:	Plastic2Oil, Inc.
20 Iroquois Street
Niagara Falls, NY 14303
Attn.: Richard Heddle, President & CEO

With a copy sent to:	Hodgson Russ LLP
The Guaranty Building
140 Pearl Street, Suite 100
Buffalo, NY 14202
Attn.: Alfonzo I. Cutaia, Esq.

Customer’s Address:	EcoNavigation, LLC
1600 Moseley Road, Suite 200
Victor, NY 14564
Attn.: Mark D. Ragus, President

With a copy sent to:	Lane Law PLLC
1400 Crossroads Building
2 State Street
Rochester, NY 14614
Attn.: Gregory W. Lane, Esq.

Notices sent in accordance with Section 13.1 shall be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission), if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

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13.2. Notice will be given to such other representatives or at such other addresses as a party may furnish to the other party entitled to notice pursuant to the foregoing. If notice is given of a permitted successor or assign of a party, then notice will thereafter be given as set forth above also to such successor or assign of such party.

14. ENTIRE AGREEMENT. This Catalyst Agreement, including any terms and conditions incorporated by reference, contains the entire agreement of the parties regarding the subject matter of this Catalyst Agreement and there are no other promises or conditions in any other agreement whether oral or written. This Catalyst Agreement supersedes any prior written or oral agreements between the parties.

15. AMENDMENT. This Catalyst Agreement may be modified or amended if the amendment is made in writing and signed by both parties.

16. SURVIVAL. Any right, obligation or required performance of the parties in this Catalyst Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Catalyst Agreement, shall survive any such termination or expiration.

17. SEVERABILITY. If any provision of this Catalyst Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Catalyst Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

18. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Catalyst Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Catalyst Agreement.

19. GOVERNING LAW. This Catalyst Agreement, including all exhibits, schedules, attachments and appendices attached hereto and thereto are governed by, and construed in accordance with, the Laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Catalyst Agreement.

20. CATALYST SUPPLY FAILURE. Anything herein to the contrary notwithstanding, in the event that Supplier, after receiving an Order from Customer, and provided such Order is for a quantity of Goods included in the then-current Forecast pursuant to Section 2.2(a) above, is unable to satisfy the Order in the total of the time provided hereunder plus the 90-day supplier inventory under Section 2.2(c), Customer may access the formula and other information placed in escrow as provided in Section 2.9 of the Technology License Agreement, shall not be responsible for paying for the unfulfilled Order, shall be automatically entitled to a license of the technology necessary to produce the Goods as provided in the Technology License Agreement, and may have replacement Goods supplied by a third party or create the Goods itself. Customer shall not be obligated to order or purchase any Goods under this Catalyst Agreement for so long as Supplier is unable to supply Goods for Customer.

21. COMPLIANCE WITH THE LAW. Customer shall comply with all applicable laws, regulations and ordinances. Customer shall maintain in effect all the licenses, permissions, authorizations, consents and permits that it needs to carry out its obligations under this Catalyst Agreement and uses contemplated under this Catalyst Agreement. Customer shall comply with all export and import laws of all countries involved in the sale of the Goods under this Contract or any resale of the Goods by Customer.

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22. ASSIGNMENT

22.1 Customer shall have the right to assign all its right, title and interest in this Catalyst Agreement to a third party in which Customer has a direct or indirect economic interest (a “Permitted Assignee”) provided Customer is not in material default hereunder or a cure or grace period applicable to an event of default shall not have expired and the Permitted Assignee executes an instrument expressly assuming all such right, title interest and the obligations to be performed in connection with this Catalyst Agreement.

22.2 Upon or in connection with any assignment permitted under this Section 22, upon Customer’s request, Supplier agrees to execute an estoppel certificate regarding the status of this Catalyst Agreement and to immediately deliver the same to Customer.

22.3 Each Permitted Assignee shall agree to be bound by all of the obligations, terms and conditions that obligate, bind or affect Customer under this Catalyst Agreement. Notwithstanding anything to the contrary in this Agreement, no assignment shall relieve the Customer of any of its obligations and liabilities for any breach of confidentiality or for any infringement or misappropriation of intellectual property rights, including any breach of Section 10.1 above; and Customer shall be and remain responsible for the performance by a Permitted Assignee of all of such Permitted Assignee’s obligations with respect to confidentiality provided herein.

23. CONTINGENCIES

23.1. Pilot Program Contingency. Customer’s obligations under this Catalyst Agreement shall be and hereby are contingent upon the institution, completion by that date which is one hundred twenty (120) days after the Effective Date (which date may be extended for an additional thirty (30) days at Customer’s option upon prior written notice to Supplier), and Customer’s acceptance, in its sole discretion, of the results of, of a pilot test program (a “Pilot Program”) whereby Customer shall utilize, on terms mutually agreeable to Supplier and Customer, Supplier’s facility (the “Test Facility”) at 20 Iroquois Street, Niagara Falls, New York (the “Pilot Program Contingency”) to ascertain Customer’s willingness to go forward with the transactions contemplated herein, and, if so ascertained, to establish Minimum Performance Levels for the Initial Order and using the relevant feedstock. Immediately upon the execution and delivery of this Catalyst Agreement by the parties hereto, the parties shall in good faith diligently negotiate the terms of an agreement for use of the Test Facility for the Pilot Program.

23.2. Financing Contingency. Customer’s obligations under this Catalyst Agreement shall be and hereby are contingent upon Customer obtaining funding for (i) the Pilot Program on terms acceptable to Customer in its sole discretion, on or before that date which is thirty (30) calendar days after the Effective Date, and (ii) the Initial Order (as defined in the Equipment Supply Contract) and working capital in amounts and upon terms acceptable to Customer in Customer’s sole discretion, on or before that date which is sixty (60) days after Customer’s written notice of removal or satisfaction of the Pilot Program Contingency (the “Financing Contingency”; the Pilot Program Contingency and the Financing Contingency are herein collectively referred to as the “Contingencies”).

23.3. Right to Terminate. In the event any of the Contingencies hereunder shall not be satisfied or waived in writing on or before the date specified herein for the satisfaction of the same, either party hereto may terminate this Catalyst Agreement upon five (5) calendar days’ notice to the other; provided, however, that any such termination notice delivered by Supplier shall be null and void if Customer, upon receipt of Supplier’s termination notice, delivers written notice to Supplier prior to the expiration of the five-day period of Supplier’s notice removing the Contingency or Contingencies upon which Supplier’s notice of termination was based.

[No further text this page; signature page follows.]

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[Signature Page to Catalyst Supply Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Catalyst Agreement as of the Effective Date.

PLASTIC2OIL, INC., a Nevada corporation

By:	/s/ Richard W. Heddle
Richard W. Heddle
President & CEO

ECONAVIGATION, LLC, a New York limited liability company

By:	/s/ Mark D. Ragus
Mark D. Ragus
President

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